Exhibit 99.1

EyeGate Pharma Receives $1.9 Million From Exercised Warrants

WALTHAM, MA, December 17, 2019 (ACCESSWIRE) — EyeGate Pharmaceuticals, Inc. (NASDAQ: EYEG) (“EyeGate” or “the Company”) announced today that it has received approximately $1.9 million from the exercise of warrants subsequent to the release of positive topline data on November 22, 2019 for its pivotal corneal wound repair study.

The Company is currently evaluating several strategic options in order to determine the best path forward. Following the receipt of warrant exercise proceeds, the Company believes it will have sufficient cash to fund its planned operations through this evaluation process.

In addition, the Company has received the full data package for this study and is now working on the De Novo application. The Company plans to file the application with the FDA for commercialization in the first half of 2020. As previously disclosed, the data did not include any additional efficacy or safety information.

About EyeGate
EyeGate is a clinical-stage specialty pharmaceutical company focused on developing and commercializing products for treating diseases and disorders of the eye.

EyeGate’s lead product, Ocular Bandage Gel (“OBG”), is based on a modified form of the natural polymer hyaluronic acid, which is a gel that possesses unique properties providing hydration and healing when applied to the ocular surface. EyeGate is in the clinic for two different patient populations: photorefractive keratectomy (“PRK”) surgery to demonstrate corneal wound repair and punctate epitheliopathies (“PE”), which includes the treatment of dry eye.

The objective of OBG is to re-epithelialize the cornea, reduce the risk of infection, improve symptoms, and improve ocular surface integrity. Often current treatments fall short as they are ineffective in protecting and enabling corneal re-epithelialization.

If EyeGate receives FDA approval following successful completion of the PRK pivotal study, EyeGate believes OBG will be the only prescription hyaluronic acid eye drop in the U.S. and the only eye drop in the U.S. approved for the healing of corneal epithelial defects. Additionally, if the clinical trials for patients with PE are successful, EyeGate believes OBG will be the only eye drop in the U.S. approved for the treatment of PE.

EGP-437, EyeGate’s other product, incorporates a reformulated topically active corticosteroid, Dexamethasone Phosphate, that is delivered into the ocular tissues through EyeGate’s proprietary innovative drug delivery system, the EyeGate II Delivery System.

For more information, please visit www.EyeGatePharma.com.

EyeGate Social Media
EyeGate uses its website (www.EyeGatePharma.com), Facebook page (https://www.facebook.com/ EyeGatePharma/), corporate Twitter account (https://twitter.com/EyeGatePharma), and LinkedIn page (https://www.linkedin.com/company/135892/) as channels of distribution of information about EyeGate and its product candidates. Such information may be deemed material information, and EyeGate may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor EyeGate’s website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts. The social media channels that EyeGate intends to use as a means of disclosing the information described above may be updated from time to time as listed on EyeGate’s investor relations website.

Forward-Looking Statements
Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the timing of EyeGate’s evaluation of strategic options, EyeGate’s ability to fund planned operations with cash on hand, the commercialization efforts and other regulatory or marketing approval efforts pertaining to EyeGate’s products, including EyeGate’s OBG product, as well as the success thereof, which approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, certain risk factors described under the heading “Risk Factors” contained in EyeGate’s Annual Report on Form 10-K filed with the SEC on March 1, 2019 or described in EyeGate’s other public filings. EyeGate’s results may also be affected by factors of which EyeGate is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact
Joseph Green
Edison Advisors for EyeGate Pharmaceuticals
646-653-7030
jgreen@edisongroup.com